CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inter-Tel, Incorporated for the registration of 14,458 shares of its common stock and to the incorporation by reference therein of our report dated March 20, 1996, with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Phoenix, Arizona
September 20, 1996